EXHIBIT 10.2

EMPLOYMENT AGREEMENT AMENDMENT

EMPLOYMENT AGREEMENT AMENDMENT effective as of January 1, 2010 by and among Pharma-Bio Serv, Inc.(PBSV) with its principal office at 6 Carr 696, Dorado, Puerto Rico 00646 (the “Company”), and Pedro J.  Lasanta, residing at San Juan, Puerto Rico 00924 (“Executive”) (both hereinafter “the Parties”).

W I T N E S S E T H:

WHEREAS, the Company has engaged Executive as its Vice President-Finance & Administration and Chief Financial Officer and desires to continue to obtain the benefits of Executive’s knowledge, skill and ability in connection with managing the operation of the Company and to continue to employ Executive on the terms and conditions agreed upon in Employment Agreement dated November 5, 2007 and subsequent amendments.

WHEREAS, PBSV desires to extend Executive to serve as its Vice President-Finance & Administration and Chief Financial Officer for an undetermined amount of time.

NOW THEREFORE in exchange for the mutual promises and undertakings herein, the Parties agree as follows:

1.	The Agreement dated November 5, 2007 and subsequent amendments are hereby modified to adjust base salary to $110,000 per year.
2.	In all other respects the Employment Agreement dated November 5, 2007 and subsequent amendments shall remain in full force and effect and unaltered.

IN WITNESS WHEREOF, the parties have executed this Agreement in Dorado, Puerto Rico, this 1st day of January, 2010.

PHARMA-BIO SERV, INC.	EXECUTIVE:

/s/ Elizabeth Plaza	/s/ Pedro Lasanta
Elizabeth Plaza	Pedro Lasanta
President, CEO and Chairwoman	Vice President-Finance & Administrationand Chief Financial Officer